Exhibit 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 32-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803,
33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708,
33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547,
333-11639, 333-15923, 333-29099, 333-70459, 333-74371, and 333-34726 of 3Com
Corporation on Form S-8 of our report dated June 26, 2000 (August 11, 2000 as to
Note 21), appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended June 2, 2000.


DELOITTE & TOUCHE LLP

San Jose, California
August 11, 2000